Exhibit 1.2

Amendment to Sales Agreement

Dated August 8, 2025

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

BNY Mellon Capital Markets, LLC 240 Greenwich Street New York, New York 10286	Nomura Securities International, Inc. 309 West 49th Street New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

BTIG, LLC 65 East 55th Street New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

Jefferies LLC 520 Madison Avenue New York, New York 10022

As Agents and/or forward sellers

Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M5X 1A1 Canada	Jefferies LLC 520 Madison Avenue New York, New York 10022

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	The Bank of Nova Scotia 44 King Street West Toronto, Ontario M5H 1H1 Canada

Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

Reference is hereby made to the Sales Agreement dated March 1, 2024 (the “Sales Agreement”) among Kilroy Realty Corporation, a Maryland corporation (the “Company”), Kilroy Realty L.P., a Delaware limited partnership (the “Operating Partnership”), and (i) Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Nomura Securities International, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each an “Agent” and together the “Agents”), and (ii) Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Nomura Global Financial Products, Inc., The Bank of Nova Scotia and Wells Fargo Bank, National Association, as forward purchasers (each a “Forward Purchaser” and, together, the “Forward Purchasers”), providing for the offer and sale of shares of the Company’s common stock par value $0.01 per share (the “Common Stock”) having an aggregate gross sales price of up to $500,000,000 from time to time through the Agents or, if applicable as forward seller or directly to the Agents acting as principal.

The parties hereto agree that, as contemplated by the Sales Agreement, from and after the date hereof, the term “Registration Statement,” as used in the Sales Agreement, shall include the Company’s and the Operating Partnership’s registration statement on Form S-3 (File Nos. 333-289051 and 333-289051-01) filed with the Securities and Exchange Commission on July 29, 2025; the term “Base Prospectus,” as used in the Sales Agreement, shall include the Company’s and the Operating Partnership’s prospectus dated July 29, 2025; the term “Prospectus Supplement,” as used in the Sales Agreement, shall include the Company’s prospectus supplement dated August 8, 2025 relating to the Company’s at-the-market common stock offering contemplated by the Sales Agreement and that the term “Prospectus” as used in the Sales Agreement shall include the Base Prospectus and the Prospectus. The parties hereto further agree that the Sales Agreement shall relate to the sale of shares of Common Stock having an aggregate gross sales price of up to $500,000,000 from time to time, pursuant to the Registration Statement and the Prospectus, through the Agents, or if applicable, as forward sellers or directly to the Agents acting as principal.

The parties hereto further agree that Section 1(i)(i) of the Sales Agreement is hereby amended as follows:

“(i) the Disclosure Package and the Prospectus under the captions (a) “Description of Capital Stock,” (b) “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.,” (c) “Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws,” (d) “United States Federal Income Tax Considerations,” and (e) “Plan of Distribution (Conflicts of Interest),” in each case as the same may have been or may hereafter be amended, supplemented or replaced from time to time by information in filings on Form 8-K or Proxy Statements on Schedule 14A that in each case are or are deemed to be incorporated by reference in the Disclosure Package and the Prospectus; and”

2

The parties hereto further agree that the Sales Agreement, as amended hereby, shall remain in full force and effect.

THIS AMENDMENT TO SALES AGREEMENT (THIS “AMENDMENT”) AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Anything herein to the contrary notwithstanding, all agreements and other obligations of the Agents and the Forward Purchasers set forth herein are the several (and not joint) agreements and other obligations of each Agent and each Forward Purchaser.

This Amendment may be executed in two or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

3

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this Amendment, along with all counterparts, will become a binding agreement between the Agents, the Forward Purchasers, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

KILROY REALTY CORPORATION

By:	/s/ Jeffrey Kuehling
	Name:	Jeffrey Kuehling
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ Lauren Stadler
	Name:	Lauren Stadler
	Title:	Executive Vice President, General Counsel and Secretary

KILROY REALTY, L.P.

By: Kilroy Realty Corporation, as the General Partner

By:	/s/ Jeffrey Kuehling
	Name:	Jeffrey Kuehling
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ Lauren Stadler
	Name:	Lauren Stadler
	Title:	Executive Vice President, General Counsel and Secretary

(Signature Page to Amendment to Sales Agreement – Company and Operating Partnership)

Accepted:

Barclays Capital Inc.
As Agent

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

Barclays Bank PLC
As Forward Purchaser

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Authorized Signatory

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

BMO Capital Markets Corp.
As Agent

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

Bank of Montreal
As Forward Purchaser

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

BNY Mellon Capital Markets, LLC
As Agent

By:	/s/ Benjamin Lichter
Name: Benjamin Lichter
Title: Director

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

The Bank of New York Mellon
As Forward Purchaser

By:	/s/ Benjamin Lichter
Name: Benjamin Lichter
Title: Director

By:	/s/ Ed McGann
Name: Ed McGann
Title: Managing Director

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

BofA Securities, Inc.
As Agent

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Managing Director

Bank of America, N.A.
As Forward Purchaser

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

BTIG, LLC
As Agent

By:	/s/ Michael Passaro
Name: Michael Passaro
Title: Managing Director

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

Jefferies LLC
As Agent and Forward Purchaser

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

J.P. Morgan Securities LLC
As Agent

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

JPMorgan Chase Bank, National Association
As Forward Purchaser

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

KeyBanc Capital Markets Inc.
As Agent and Forward Purchaser

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

Nomura Securities International, Inc.
As Agent (as forward seller)

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

Nomura Global Financial Products, Inc.
As Forward Purchaser

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

Scotia Capital (USA) Inc.
As Agent

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

The Bank of Nova Scotia
As Forward Purchaser

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)

Wells Fargo Securities, LLC
As Agent

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

Wells Fargo Bank, National Association
As Forward Purchaser

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

(Signature Page to Amendment to Sales Agreement – Agents and Forward Purchasers)